UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 4, 2008
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.
On February 4, 2008, the Compensation Committee of the VF Corporation (“VF”) Board of Directors approved the VF 1996 Stock Compensation Plan Non-Qualified Stock Option Certificate in the form attached hereto as Exhibit 10.1, the Award Certificate for Performance-Based Restricted Stock Units, in the form attached hereto as Exhibit 10.2, and the Non-Qualified Stock Option Certificate for Chairman Mackey J. McDonald in the form attached hereto as Exhibit 10.3.
On February 5, 2008, the Board of Directors adopted the Amended and Restated Executive Incentive Compensation Plan (the “EIC Plan”). The EIC Plan was amended and restated to include certain provisions to bring it into compliance with Internal Revenue Code Section 409A and to add a provision making the awards under the EIC Plan subject to the VF Forfeiture Policy for Equity and Incentive Awards in the Event of Restatement of Financial Results which imposes conditions and may result in forfeiture of awards under the EIC Plan. The EIC Plan is attached hereto as Exhibit 10.4.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

The following are furnished as exhibits to this report:

10.1	Form of VF Corporation 1996 Stock Compensation Plan Non-Qualified Stock Option Certificate.

10.2	Form of Award Certificate for Performance-Based Restricted Stock Units.

10.3	Form of VF Corporation 1996 Stock Compensation Plan Non-Qualified Stock Option Certificate for the award of options to Mackey J. McDonald.

10.4	Amended and Restated Executive Incentive Compensation Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

(Registrant)

By:	/s/ Candace S. Cummings

Candace S. Cummings
Vice President- Administration,
General Counsel and Secretary
Date: February 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of VF Corporation 1996 Stock Compensation Plan Non-Qualified Stock Option Certificate.

10.2	Form of Award Certificate for Performance-Based Restricted Stock Units.

10.3	Form of VF Corporation 1996 Stock Compensation Plan Non-Qualified Stock Option Certificate for the award of options to Mackey J. McDonald.

10.4	Amended and Restated Executive Incentive Compensation Plan.